As filed with the Securities and Exchange Commission on July 30, 1997

                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                     INFORMATION MANAGEMENT ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)
                                 --------------

          Connecticut                                         06-1289928
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)
                                 --------------

                         One Corporate Drive, Suite 414
                           Shelton, Connecticut 06484
                                 (203) 925-6800
               (Address of Principal Executive Offices) (Zip Code)

                 Information Management Associates, Inc. Amended
                      and Restated 1991 Stock Option Plan
              Information Management Associates, Inc. 1996 Employee
                        and Consultant Stock Option Plan
            Information Management Associates, Inc. 1996 Non-Employee
                          Directors Stock Option Plan
                     Information Management Associates, Inc.
                          Employee Stock Purchase Plan
                            (Full title of the plans)
                                 --------------

                             Albert R. Subbloie, Jr.
                      President and Chief Executive Officer
                     Information Management Associates, Inc.
                         One Corporate Drive, Suite 414
                           Shelton, Connecticut 06484
                                 (203) 925-6800
 (Name, address and telephone number, including area code, of agent for service)
                                 --------------

                                    Copy to:

                            Thomas L. Fairfield, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        Goodwin Square, 225 Asylum Street
                           Hartford, Connecticut 06103
                                 (860) 293-3500
                                 --------------




                         CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities   Amount to be        Proposed Maximum        Proposed Maximum            Amount of
      to be Registered              Registered     Offering Price Per Share Aggregate Offering Price   Registration Fee


Common Stock (no par value) to        900,000              $13.00  (1)             $11,700,000              $3,545.45
be issued upon exercise of options
granted under the Amended and
Restated 1991 Stock Option Plan

Common Stock (no par value) to        900,000              $13.00  (1)             $11,700,000              $3,545.45
be issued upon exercise of options
granted under the 1996 Employee
and Consultant Stock Option Plan

Common Stock (no par value) to        135,000              $13.00  (1)              $1,755,000                $531.82
be issued upon exercise of options
granted under the 1996 Non-Employee
Directors Stock Option Plan

Common Stock (no par value) to        450,000              $11.05  (2)              $4,972,500              $1,506.82
be issued pursuant to the Employee
Stock Purchase Plan
TOTAL                                                                                                       $9,129.54


(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the opening price as reported by The Nasdaq Stock Market on July 30, 1997.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the opening price as reported by The Nasdaq Stock Market on July 30, 1997.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Information Management Associates, Inc., a Connecticut corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Company's Registration Statement on Form S-1, as amended (No. 333-22923), and the prospectus filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b) The description of the Company's Common Stock which is contained in the Form 8- A Registration Statement filed by the Company with the Commission on July 24, 1997, including any amendment or report filed for the purpose of updating such description; and

     (c) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 33-771 of the Connecticut Business Corporation Act (the "CBCA") permits a corporation generally to indemnify any individual made a party to a proceeding because he is or was a director or officer of the corporation against any liabilities incurred by such person in such proceedings if: (i) he conducted himself in good faith; (ii) he reasonably believed (A) in the case of conduct in his official capacity within the corporation, that his conduct was in its best interests and (B) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, a corporation may not indemnify a director or officer under such section if: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. In addition, Sections 33-772 and 33-776 of the CBCA provide that, unless limited by its certificate of incorporation, a corporation shall indemnify each officer and director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     Article VIII of the Company's Certificate of Incorporation and Section 7.2 of the Company's Bylaws provide that the Company shall indemnify all directors and officers to the fullest extent permitted by the CBCA.

     Section 7.2 of the Bylaws also provides that the Board of Directors may cause the Company to indemnify any employee or agent to the same extent as an officer or director.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number
----------

5.1   Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

10.1* Amended  and Restated  1991 Stock Option Plan and form of Stock Option
      Agreements thereunder

10.2* 1996 Employee and Consultant Stock Option Plan and form of Stock Option
      Agreement  thereunder

10.3* 1996  Non-Employee Directors Stock Option Plan and form of Stock Option
      Agreement thereunder

10.4* Employee Stock Purchase Plan and form of Subscription Agreement thereunder

23.1  Consent of Arthur Andersen LLP, independent accountants

23.2  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
      5.1)

24.1  Power of Attorney (see page II-6)

--------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-22923), which was declared effective by the Commission on July 30, 1997.


Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Shelton, State of Connecticut on July 30, 1997.


                    INFORMATION MANAGEMENT ASSOCIATES, INC.



                    By:      /s/ Albert R. Subbloie, Jr.
                             ___________________________________________
                             Albert R. Subbloie, Jr.
                             President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Information Management Associates, Inc. hereby severally constitute and appoint Albert R. Subbloie, Jr. and Gary R. Martino, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Information Management Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                              Title                      Date



/s/ Albert R. Subbloie, Jr.
___________________________  President, Chief Executive       July 30, 1997
Albert R. Subbloie, Jr.         Officer and Director
                                (Principal Executive
                                      Officer)


/s/ Gary R. Martino
_________________________     Chairman of the Board of        July 30, 1997
Gary R. Martino              Directors, Chief Financial
                               Officer, Treasurer and
                                Director (Principal
                              Financial and Accounting
                                      Officer)


/s/ Paul J. Schmidt
_________________________             Director                July 30, 1997
Paul J. Schmidt



/s/ Andrei Poludnewycz
_________________________             Director                July 30, 1997
Andrei Poludnewycz



/s/ Thomas F. Hill
_________________________             Director                July 30, 1997
Thomas F. Hill



/s/ Donald P. Miller
_________________________             Director                July 30, 1997
Donald P.  Miller



/s/ David J. Callard
_________________________             Director                July 30, 1997
David J. Callard

                                  EXHIBIT INDEX


Exhibit No.         Description                              Sequential Page No.

5.1   Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

10.1* Amended  and  Restated  1991  Stock  Option
      Plan and form of Stock  Option
      Agreements thereunder

10.2* 1996  Employee  and  Consultant
      Stock Option Plan and form of Stock Option
      Agreement thereunder

10.3* 1996 Non-Employee Directors Stock Option Plan and form of Stock Option Agreement thereunder

10.4* Employee Stock Purchase Plan and form of
      Subscription Agreement thereunder

23.1  Consent of Arthur Andersen LLP, independent accountants

23.2  Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
      (included in Exhibit 5.1)

24.1  Power of Attorney (see page II-6)

--------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-22923), which was declared effective by the Commission on July 30, 1997.